Exhibit 99.1
              Harleysville Group Reports Second Quarter Earnings

    HARLEYSVILLE, Pa., July 25 /PRNewswire-FirstCall/ -- Harleysville Group Inc. (Nasdaq: HGIC) today reported diluted operating income of $0.33 per share for the second quarter ended June 30, 2003, compared to $0.46 per share in the same period of 2002. For the six months ended June 30, 2003 and 2002, diluted operating income per share was $0.23 and $0.89, respectively. Operating income is a non-GAAP financial measure defined by the company as net income excluding after-tax realized gains and losses on investments.
    "Unusual large loss activity and the poor performance of our personal lines business were the primary drivers of our unsatisfactory results in the quarter," commented Walter R. Bateman, Harleysville Group's chairman and chief executive officer. "These factors detract from the underlying strength of our commercial lines risk portfolio, which now represents about 78 percent of our business and continues to show strong growth and pricing."
    Diluted net income per share for the second quarter of 2003 was $0.33, versus diluted net income of $0.01 in the second quarter of 2002. Last year's second quarter reflected realized investment losses of $0.45 per share, due to the write down of securities in the company's investment portfolio. On a per share basis, the company had no realized investment gains or losses in the second quarter of 2003. Diluted net income per share for the first six months was $0.23 in 2003, compared to $0.45 in 2002.
    The company's six-month earnings were reduced by $20 million pretax, or $0.43 per share after tax, due to the previously reported first quarter workers compensation reserve adjustment, and property catastrophe losses of $7.2 million pretax, or $0.16 per share after tax. In the first six months of 2002, Harleysville Group's property catastrophe losses were $3.4 million pretax, or $0.07 per share after tax.
    Harleysville Group's overall statutory combined ratio* was 105.2 percent in the second quarter of 2003, compared to 100.6 percent in the second quarter of 2002. For the six months, the statutory combined ratio was 110.2 percent in 2003, versus 101.9 percent in 2002. The workers compensation reserve adjustment added 4.9 points to the 2003 six-month statutory combined ratio.
    Second quarter net written premiums rose 5 percent to $222.6 million in 2003, while net written premiums through six months increased by 9 percent to $437.8 million in 2003.
    Second quarter pretax investment income grew by 1 percent to $21.6 million in 2003, while six-month pretax investment income of $43.1 million showed no change from the previous year. After-tax investment income rose 2 percent to $16.6 million in the second quarter of 2003, while after-tax investment income for the first six months was up 1 percent to $33.1 million. Operating cash flow for the second quarter was $59.2 million, $12.4 million higher than the prior year's second quarter.
    Commercial lines Net written premiums climbed 10 percent to $172.9 million in the second quarter of 2003 and 13 percent to $343.4 million during the first six months of this year. The increase in written premiums is primarily due to higher pricing. The commercial lines statutory combined ratio was 101.7 percent in the second quarter of 2003, versus 96.6 percent in the second quarter of 2002. For the six months, the statutory combined ratio was 107.8 percent in 2003, compared to 99.8 percent in 2002. In 2003, the second quarter statutory combined ratio was impacted by large losses, while the first quarter workers compensation reserve adjustment added 6.6 points to the six-month commercial lines statutory combined ratio and 36.0 points to the six-month workers compensation statutory combined ratio.
    Harleysville Group made progress in improving its workers compensation results by realizing double-digit price increases and by reducing its exposure, especially in severity-prone classes. The line now accounts for 18 percent of the company's commercial lines premium volume, compared to 21 percent in the first half of 2002.

    Personal lines
    Harleysville Group's personal lines statutory combined ratio was 115.8 percent in the second quarter of 2003, versus 110.7 percent during the second quarter of 2002. For the six months, the statutory combined ratio was 117.5 percent in 2003, compared to 106.9 percent in 2002. The increases were driven by weather-related losses and abnormally high large loss activity in its homeowners line. For the quarter, net written premiums declined 7 percent to $49.7 million in the second quarter of 2003 and 3 percent to $94.4 million during the first six months of this year.
    As part of its ongoing efforts to address this segment of its operations, during the second quarter the company named a new senior vice president of personal lines, initiated other organizational leadership and structural changes, and obtained double-digit price increases.

    Outlook
    "We have yet to see the expected impact of the actions taken to improve personal lines and workers compensation, but we are not deterred from continuing with our improvement plans for these two lines," Bateman concluded. "Our balance sheet is strong and our overall commercial risk portfolio is of very high quality, but personal lines and workers compensation continue to be a drag on our 2003 results. Therefore, our revised guidance is that we can achieve diluted operating earnings per share in the $1.05 to $1.15 range for the year."

    Webcast
    The company will host a live Webcast today, Friday, July 25, 2003, at 9:00 a.m. (ET) to discuss its second quarter results. The Webcast will be available from the Investors section of the company's Web site
(www.harleysvillegroup.com). The presentation will be archived on the Web site until July 25, 2004.

    GAAP and non-GAAP financial measures
    The company uses a non-GAAP financial measure called "operating income" that management believes is useful to investors because it illustrates the performance of our normal, ongoing operations, which is important in understanding and evaluating the company's financial condition and results of operations. While this measure is utilized by investors to evaluate performance, it is not a substitute for the U.S. GAAP financial measure of net income. Therefore, we have provided a reconciliation of this non-GAAP financial measure to the U.S. GAAP financial measure of net income following the Consolidated Statements of Income contained in this release. Management also uses operating income for goal setting, determining employee and senior management compensation, and evaluating performance. The company does not provide guidance on diluted net income because it is not practicable to project realized investment gains or losses.

    Corporate profile
    Harleysville Insurance, "Good people to know," is the premier provider of insurance products and services for small businesses and individuals, and ranks among the top 60 U.S. property/casualty insurance groups based on total net written premium. Harleysville Group Inc. (Nasdaq: HGIC) is a publicly traded holding company for nine regional property/casualty insurance companies collectively rated A (Excellent) by A.M. Best Company. Harleysville Insurance, which distributes its products through independent insurance agents, operates in 32 Eastern and Midwestern states. Further information can be found on the company's Web site.


    * "Statutory combined ratio" is a non-GAAP measure of underwriting profitability and is based on numbers determined under statutory accounting practices as filed with state insurance regulators. It is the sum of the ratio of losses to premiums earned plus the ratio of underwriting expenses to premiums written. A ratio of less than 100 percent indicates underwriting profitability.


    Certain of the statements contained herein (other than statements of historical facts) are forward-looking statements. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and include estimates and assumptions related to economic, competitive and legislative developments. These forward-looking statements are subject to change and uncertainty that are, in many instances, beyond the company's control and have been made based upon management's expectations and beliefs concerning future developments and their potential effect on Harleysville Group Inc. There can be no assurance that future developments will be in accordance with management's expectations so that the effect of future developments on Harleysville Group will be those anticipated by management. Actual financial results including premium growth and underwriting results could differ materially from those anticipated by Harleysville Group depending on the outcome of certain factors, which may include changes in property and casualty loss trends and reserves; catastrophe losses; the insurance product pricing environment; changes in applicable law; government regulation and changes therein that may impede the ability to charge adequate rates; changes in accounting principles; performance of the financial markets; fluctuations in interest rates; availability and price of reinsurance; and the status of the labor markets in which the company operates.



                                      Harleysville Group Inc. and Subsidiaries
                                             Quarter ended    Six months ended
    FINANCIAL HIGHLIGHTS                         June 30           June 30
    (in thousands, except per share data)     2003     2002     2003     2002
    OPERATING RESULTS
    Diluted earnings per common share:
            Operating income*                $0.33    $0.46    $0.24    $0.89
            Realized gains (losses), net
             of tax                                   (0.45)   (0.01)   (0.44)
            Net income                       $0.33    $0.01    $0.23    $0.45
    Cash dividends per common share         $0.165    $0.15    $0.33    $0.30



    FINANCIAL CONDITION                     June  30, 2003  December  31, 2002
    Assets                                      $2,456,242        $2,311,524
    Shareholders' equity                          $648,938          $632,112
             Per common share                       $21.55            $21.13



    CONSOLIDATED STATEMENTS OF
    INCOME
    (in thousands, except      Quarter ended June 30  Six months ended June 30
     per share data)               2003        2002        2003        2002
    REVENUES:
    Premiums earned              $203,755    $187,708    $402,584    $370,213
    Investment income, net of
     investment expense            21,649      21,526      43,096      43,008
    Realized investment gains
     (losses)                          67     (20,983)       (366)    (20,505)
    Other income                    4,073       3,898       8,593       7,643
             Total revenues       229,544     192,149     453,907     400,359
    LOSSES AND EXPENSES:
    Losses and loss settlement
     expenses                     147,426     127,809     311,185     255,081
    Amortization of deferred
     policy acquisition costs      49,898      45,573      98,215      90,195
    Other underwriting
     expenses                      18,121      19,495      36,678      36,417
    Interest expense                1,393       1,434       2,787       2,855
    Other expenses                  1,176       1,042       2,387       2,092
            Total expenses        218,014     195,353     451,252     386,640
    Income (loss) before
     income taxes                  11,530      (3,204)      2,655      13,719
             Income taxes
              (benefit)             1,462      (3,500)     (4,173)         83
    Net income                    $10,068        $296      $6,828     $13,636
    Weighted average number of
     shares outstanding:
             Basic             30,076,989  29,638,118  30,032,397  29,573,844
             Diluted           30,348,033  30,294,463  30,306,311  30,191,027
    Per common share:
             Basic earnings         $0.33       $0.01       $0.23       $0.46
             Diluted earnings       $0.33       $0.01       $0.23       $0.45

    RECONCILIATION TO
     OPERATING INCOME :
    Net income                    $10,068        $296      $6,828     $13,636
    Less realized investment
     gains (losses), net of
     taxes                             44     (13,639)       (238)    (13,328)
    Operating income              $10,024     $13,935      $7,066     $26,964

     These financial figures are unaudited.
     * Operating income is a non-GAAP financial measure defined by the company as net income excluding after-tax realized gains and losses on investments.



                                      Harleysville Group Inc. and Subsidiaries
    CONSOLIDATED BALANCE SHEETS
    (in thousands, except share data)        June 30, 2003*  December 31, 2002
    ASSETS
    Investments:
            Fixed maturities:
                 Held to maturity, at
                  amortized cost (fair
                  value $364,522                  $331,740           $385,162
                      and $416,942)
                 Available for sale, at
                  fair value (amortized
                  cost $1,193,728                1,281,757          1,124,869
                      and $1,051,880)
            Equity securities, at fair
             value (cost $97,795 and
             $96,849)                              119,779            107,177
            Short-term investments, at
             cost, which approximates
             fair value                             63,140             89,692
                 Total investments               1,796,416          1,706,900
    Cash                                             1,462              2,944
    Premiums in course of collection               153,249            138,905
    Reinsurance receivable                          99,644             75,488
    Accrued investment income                       21,844             21,552
    Deferred policy acquisition costs              104,305             94,896
    Prepaid reinsurance premiums                    20,540             19,421
    Property and equipment, net                     25,499             27,556
    Deferred income taxes                           21,439             25,784
    Securities lending collateral                  154,609            139,215
    Due from affiliate                              12,854             10,709
    Other assets                                    44,381             48,154
                 Total assets                   $2,456,242         $2,311,524
    LIABILITIES AND SHAREHOLDERS' EQUITY
    Liabilities:
            Unpaid losses and loss
             settlement expenses                $1,008,969           $928,335
            Unearned premiums                      442,659            406,277
            Accounts payable and accrued
             expenses                              105,922            109,965
            Securities lending
             obligation                            154,609            139,215
            Debt                                    95,145             95,620
                 Total liabilities               1,807,304          1,679,412
    Shareholders' equity:
            Preferred stock, $1 par
             value; authorized 1,000,000
             shares;
                 none issued
            Common stock, $1 par value,
             authorized 80,000,000
             shares;
                 issued 31,194,664 and
                  30,917,575 shares;
                outstanding 30,114,185
                 and 29,917,575 shares              31,195             30,918
    Additional paid-in capital                     155,633            149,091
    Accumulated other comprehensive
     income                                         66,438             49,086
    Retained earnings                              415,470            418,582
    Deferred compensation                           (2,356)
    Treasury stock, at cost, 1,080,479
     and 1,000,000 shares                          (17,442)           (15,565)
                 Total shareholders'
                  equity                           648,938            632,112
    Total liabilities and shareholders'
     equity                                     $2,456,242         $2,311,524

     * These financial figures are unaudited.



                                      Harleysville Group Inc. and Subsidiaries
    SUPPLEMENTARY FINANCIAL ANALYSTS' DATA
                                          Quarter ended     Six months ended
                                              June 30           June 30
    (dollars in thousands)                2003      2002      2003      2002
    Net premiums written*              $222,564  $211,427  $437,847  $402,082
    Statutory surplus *                                    $512,070  $527,922

    Pretax investment income            $21,649   $21,526   $43,096   $43,008
    Related federal income taxes          5,000     5,190     9,973    10,367
    After-tax investment income         $16,649   $16,336   $33,123   $32,641


    SEGMENT INFORMATION
                                           Quarter ended     Six months ended
                                             June 30              June 30
    (dollars in thousands)                 2003      2002      2003      2002
    Revenues:
           Premiums earned:
               Commercial lines        $154,118  $134,384  $302,867  $262,689
               Personal lines            49,637    53,324    99,717   107,524
               Total premiums earned    203,755   187,708   402,584   370,213
           Net investment income         21,649    21,526    43,096    43,008
           Realized investment gains
            (losses)                         67   (20,983)     (366)  (20,505)
           Other                          4,073     3,898     8,593     7,643
           Total revenues              $229,544  $192,149  $453,907  $400,359


    Income before income taxes:
          Underwriting loss:
              Commercial lines          ($8,767)  ($2,989) ($36,773) ($13,153)
              Personal lines             (7,848)   (5,797)  (15,742)   (4,373)
              SAP underwriting loss     (16,615)   (8,786)  (52,515)  (17,526)
          GAAP adjustments                4,925     3,617     9,021     6,046
               GAAP underwriting loss   (11,690)   (5,169)  (43,494)  (11,480)
          Net investment income          21,649    21,526    43,096    43,008
          Realized investment gains
           (losses)                          67   (20,983)     (366)  (20,505)
          Other                           1,504     1,422     3,419     2,696
          Income (loss)  before income
           taxes                        $11,530   ($3,204)   $2,655   $13,719

    Income taxes on net investment
     income                              $5,000    $5,190    $9,973   $10,367
    Income tax on remaining loss         (3,538)   (8,690)  (14,146)  (10,284)
          Total income taxes (benefit)   $1,462   ($3,500)  ($4,173)      $83

    Effective tax rate on:
          Net investment income           23.1%     24.1%     23.1%     24.1%
          Net income                      12.7%    109.2%       N/M      0.6%

    These financial figures are unaudited.

    * Statutory data is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners' Accounting Practices and Procedures Manual and therefore is not reconciled to GAAP.



                                      Harleysville Group Inc. and Subsidiaries
    STATUTORY DATA BY LINE OF BUSINESS*
                                           Quarter ended     Six months ended
                                              June 30             June 30
    (dollars in thousands)                 2003      2002      2003      2002

    Net  premiums written:

    Commercial:
          Automobile                    $59,041   $52,033  $114,284   $99,109
          Workers' compensation          27,538    30,586    60,311    62,529
          Commercial multi-peril         68,944    59,499   133,756   113,809
          Other commercial               17,370    15,672    35,079    28,801

         Total commercial              $172,893  $157,790  $343,430  $304,248

    Personal:
          Automobile                    $28,998   $32,342   $58,595   $61,312
          Homeowners                     17,995    18,719    31,467    32,114
          Other personal                  2,678     2,576     4,355     4,408

         Total personal                 $49,671   $53,637   $94,417   $97,834

    Total personal and commercial      $222,564  $211,427  $437,847  $402,082


    Combined ratios:

    Commercial:
          Automobile                      94.4%     87.8%     95.1%     92.5%
          Workers' compensation          120.9%    125.4%    157.1%    123.7%
          Commercial multi-peril         105.1%     92.0%    102.0%     95.9%
          Other commercial                78.4%     78.1%     81.0%     83.6%

         Total commercial                101.7%     96.6%    107.8%     99.8%

    Personal:
          Automobile                     116.1%    116.5%    116.8%    115.0%
          Homeowners                     113.9%    102.8%    118.7%     95.8%
          Other personal                 123.8%     81.9%    118.8%     71.6%

         Total personal                  115.8%    110.7%    117.5%    106.9%

    Total personal and commercial        105.2%    100.6%    110.2%    101.9%


    Losses paid                        $125,734  $122,162  $254,371  $238,609

    Net catastrophe losses incurred      $3,586    $2,566    $7,235    $3,373

     These financial figures are unaudited.

     * Statutory data is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners' Accounting Practices and Procedures Manual and therefore is not reconciled to GAAP.